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                                                                    Exhibit 23.8

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form S-4 of our report dated May 29, 1999 included in Amkor Technology Inc.'s Form S-4 for the years ended December 31, 1998, 1997 and 1996 and to all references to our firm included in this Current Report.


/s/ Ahn Kwon & Co.
AHN KWON & CO.

Seoul, Korea
December 3, 1999